Exhibit 99

FORM 3 JOINT FILER INFORMATION

Name of
“Reporting Persons”:	InterWest Partners VIII, L.P.
InterWest Investors VIII, L.P.
InterWest Investors Q VIII, L.P.
InterWest Management Partners VIII, LLC

Michael B. Sweeney
John C. Adler
Stephen C. Bowsher
Harvey B. Cash
Christopher Ehrlich
Philip T. Gianos
W. Scott Hedrick
W. Stephen Holmes
Gilbert H. Kliman
H. Ronald Nash
Arnold L. Oronsky
Thomas L. Rosch

Address:	2710 Sand Hill Road, Second Floor
Menlo Park, CA 94025

Designated Filer:	InterWest Partners VIII, L.P.

Issuer and Ticker Symbol:	Corgentech Inc. (CGTK)

Date of Event:	February 11, 2004

Each of the following is a Joint Filer with InterWest Partners VIII, L.P. (“IP8”) and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:

InterWest Management Partners VIII, LLC (“IMP8”) is the general partner of IP8, InterWest Investors VIII, L.P. (“II8”) and InterWest Investors Q VIII, L.P. (“IIQ8”) and has sole voting and investment control over the shares owned by IP8, II8 and IIQ8.  Michael B. Sweeney, Stephen C. Bowsher, Harvey B. Cash, Philip T. Gianos, W. Scott Hedrick, W. Stephen Holmes, Gilbert H. Kliman, Arnold L. Oronsky and Thomas L. Rosch are managing directors of IMP8 and John C. Adler, Christopher Ehrlich and H. Ronald Nash are venture members of IMP8.

All Reporting Persons disclaim beneficial ownership of shares of Corgentech Inc. stock held by IP8, II8 and IIQ8, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates InterWest Partners VIII, L.P. as its designated filer of Forms 3,4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.  Each Reporting Person hereby appoints InterWest Management Partners VIII, LLC as its attorney in fact for the purpose of making reports relating to transaction in Corgentech Inc. Common Stock.

InterWest Partners VIII, L.P.

By:	InterWest Management Partners VIII, LLC
Its General Partner

By:	/s/ Michael B. Sweeney
Michael B. Sweeney, Managing Director

InterWest Investors VIII, L.P.

By:	InterWest Management Partners VIII, LLC
Its General Partner

By:	/s/ Michael B. Sweeney
Michael B. Sweeney, Managing Director

InterWest Investors Q VIII, L.P.

By:	InterWest Management Partners VIII, LLC
Its General Partner

By:	/s/ Michael B. Sweeney
Michael B. Sweeney, Managing Director

InterWest Management Partners Viii, LLC

By:	/s/ Michael B. Sweeney
Michael B. Sweeney, Managing Director

John C. Adler
By:	/s/ Karen A. Wilson, Power-of-Attorney	/s/ Stephen C. Bowsher
John C. Adler, an individual		Stephen C. Bowsher, an individual

Harvey B. Cash
By:	/s/ Karen A. Wilson, Power-of-Attorney	/s/ Christopher Ehrlich
Harvey B. Cash, an individual		Christopher Ehrlich, an individual

W. Scott Hedrick
/s/ Philip T. Gianos		By:	/s/ Karen A. Wilson, Power-of-Attorney
Philip T. Gianos, an individual		W. Scott Hedrick, an individual

/s/ W. Stephen Holmes		/s/ Gilbert H. Kliman
W. Stephen Holmes, an individual		Gilbert H. Kliman, an individual

H. Ronald Nash
By:	/s/ Karen A. Wilson, Power-of-Attorney	/s/ Arnold L. Oronsky
H. Ronald Nash, an individual		Arnold L. Oronsky, an individual

/s/ Thomas L. Rosch		/s/ Michael B. Sweeney
Thomas L. Rosch, an individual		Michael B. Sweeney, an individual